UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2013

China Energy Recovery, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-53283 (Commission File Number)	33-0843696 (IRS Employer Identification No.)

Building#26, No. 1388 Zhangdong Road Zhangjiang Hi-tech Park Shanghai, China (Address of principal executive offices)	201203 (Zip Code)

Registrant’s telephone number, including area code (86) 021 2028-1866

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement

On January 28, 2013, Shanghai Hai Lu Kun Lun Hi-tech Engineering Co., Ltd. (“Shanghai Engineering”), a consolidated variable interest entity of China Energy Recovery, Inc. (“CER”), entered into a one-year comprehensive credit facility with China Merchants Bank, Shanghai branch. The facility is for RMB 20,000,000 (approximately $3,174,603) and can be used for working capital or similar purposes. This facility is collateralized by a building located in Shanghai, which is owned by Mr. Qinghuan Wu., CER’s Chief Executive Officer, and guaranteed by CER Energy Recovery (Shanghai) Co., Ltd. and CER Energy Recovery (Yangzhou) Co., Ltd., which are both wholly-owned subsidiaries of CER, and also guaranteed by Mr. Qinghuan Wu. The interest rate will be finalized when we draw down the money, which would be about 15%-20% above the People’s Bank of China one year interest rate, which is 6% annually.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Energy Recovery, Inc.

Date: January 29, 2013	By:	/s/ Qinghuan Wu
Qinghuan Wu
Chief Executive Officer